Exhibit 99.1

Contact:

Ron Parham

Sr. Director of Investor Relations

& Corporate Communications

Columbia Sportswear Company

(503) 985-4584

rparham@columbia.com

COLUMBIA SPORTSWEAR COMPANY REPORTS

PRELIMINARY FOURTH QUARTER 2012 FINANCIAL RESULTS

BELOW PRIOR OUTLOOK

PORTLAND, Ore. — January 16, 2013 — Columbia Sportswear Company (NASDAQ: COLM), a leading innovator in the global active outdoor apparel and footwear industries, today announced preliminary financial results for the fourth quarter ended December 31, 2012 that are below the company’s prior outlook provided on October 25, 2012.

The company now expects to report fourth quarter net sales of approximately $499.0 - $503.0 million, a decline of approximately 5 percent compared with fourth quarter 2011 net sales of $526.1 million. Prior fourth quarter outlook anticipated net sales growth of up to 1.5 percent.

Net sales were hampered by a combination of mild winter weather in North America during most of the holiday shopping period, general consumer caution and reduced retail traffic in key markets, and a more promotional environment. These factors, among others, combined to produce lower-than-expected direct-to-consumer sales, as well as higher order cancellations and fewer reorders from wholesale customers, primarily in the U.S. In addition, approximately one-third of the fourth quarter net sales shortfall reflected a timing shift into the first quarter of 2013 of factory-direct shipments of international distributors’ Spring 2013 advance orders.

The company now expects fourth quarter gross margin to contract approximately 120 to 130 basis points, to 41.2 to 41.3 percent. Prior fourth quarter outlook anticipated gross margin contraction of 50 to 75 basis points from gross margin of 42.5 percent in last year’s fourth quarter. Lower-than-expected gross margin primarily reflects increased promotional activity and liquidation of excess inventory in response to the slower sales discussed above.

Consolidated inventories at December 31, 2012 are expected to be essentially equal to those at December 31, 2011.

The company now expects fourth quarter selling, general and administrative (SG&A) expenses to decline to approximately $158 to $162 million, or approximately 31.5 percent to 32.3 percent of sales. Prior fourth quarter outlook anticipated SG&A expense of approximately 32.0 percent to 32.5 percent of sales, compared with 34.0 percent of sales, or $178.6 million, in last year’s fourth quarter. The reduction in SG&A expense reflects continued disciplined management of discretionary spending.

The company now expects fourth quarter operating income of approximately $47.0 to $52.0 million, or approximately 9.4 percent to 10.3 percent operating margin, compared with fourth quarter 2011 operating income of $50.5 million, or 9.6 percent operating margin. Prior fourth quarter outlook anticipated operating margin of 10.6 percent to 11.1 percent.

The company now expects to report fourth quarter net income of between approximately $37.0 million to $40.0 million, including a lower than expected income tax rate. Prior outlook anticipated fourth quarter net income of approximately $44.0 million, compared with net income of $36.7 million for the fourth quarter of 2011.

No conference call will be held in conjunction with this preliminary report. The company plans to announce actual fourth quarter and full year 2012 results and update its preliminary 2013 outlook on February 7, 2013.

Fourth Quarter 2012 Reporting Schedule

Columbia Sportswear plans to report actual fourth quarter and full year 2012 financial results on Thursday, February 7, 2013 at approximately 4:00 p.m. EDT. Following issuance of the earnings release, a commentary reviewing the company’s financial results will be furnished to the SEC on Form 8-K and published on the investor relations section of the company’s website at http://investor.columbia.com/results.cfm. A public webcast of Columbia’s earnings conference call will follow at 5:00 p.m. EDT at www.columbia.com.

About Columbia Sportswear

Columbia Sportswear Company is a leading innovator in the global outdoor apparel, footwear, accessories and equipment industry. Founded in 1938 in Portland, Oregon, Columbia products are sold in approximately 100 countries and have earned an international reputation for innovation, quality and performance. Columbia products feature innovative technologies and designs that protect outdoor enthusiasts from the elements, increase comfort, and make outdoor activities more enjoyable. In addition to the Columbia® brand, Columbia Sportswear Company also owns outdoor brands Mountain Hardwear®, Sorel®, and Montrail®. To learn more, please visit the company’s websites at www.columbia.com, www.mountainhardwear.com, www.sorel.com, and www.montrail.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws, including statements regarding anticipated net sales, gross margin, selling, general and administrative expenses, operating income, operating margin, income tax rates, net income, and inventory balances. Actual results could differ materially from those projected in these and other forward-looking statements. The company’s expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis; however, each forward-looking statement involves a number of risks and uncertainties, including those set forth in this document, those described in the company’s Annual Report on Form 10-K for the year ended December 31, 2011 under the heading “Risk Factors,” and other risks and uncertainties that have been or may be described from time to time in other reports filed by the company, including reports on Form 8-K, Form 10-Q and Form 10-K. Potential risks and uncertainties that may affect our future revenues, earnings and performance and could cause the actual results of operations or financial condition of the company to differ materially from those expressed or implied by forward-looking statements in this document include: unfavorable economic conditions generally and weakness in consumer confidence and spending rates; our ability to effectively implement our IT infrastructure, data management and business process initiatives, failure of which could result in material unanticipated expenses and/or disruptions to our business; the operations of our computer systems and third party computer systems; our ability to match our cost structure with business growth levels, particularly in volatile demand environments in Europe and China; changes in international, federal and/or state tax policies and rates, which we expect to increase; international risks, including changes in import limitations and tariffs or other duties, political instability in foreign markets, exchange rate fluctuations, and trade disruptions; failure to realize anticipated benefits of our Chinese joint venture; our ability to attract and retain key employees; the financial health of our customers and their continued ability to access credit markets to fund their ongoing operations; higher than expected rates of order cancellations; increased consolidation of our retail customers; our ability to effectively source and deliver our products to customers in a timely manner, the failure of which could lead to increased costs and/or order cancellations; unforeseen increases and volatility in input costs, such as cotton and/or oil; our reliance on product acceptance by consumers; our reliance on product innovations, which may involve greater regulatory and manufacturing complexity and could pose greater risks of quality issues, supply disruptions or intellectual property disputes; the effects of unseasonable weather (including, for example, warm weather in the winter and cold weather in the spring), which affects consumer demand for the company’s products; our dependence on independent manufacturers and suppliers; our ability to source finished products and components at competitive prices from independent manufacturers in foreign countries that may experience unexpected periods of inflation, labor and materials shortages or other manufacturing disruptions; the effectiveness of our sales and marketing efforts; intense competition in the industry; business disruptions and acts of terrorism or military activities around the globe; and our ability to establish and protect our intellectual property. The company cautions that forward-looking statements are inherently less reliable than historical information. The company does not undertake any duty to update any of the forward-looking statements after the date of this document to conform them to actual results or to reflect changes in events, circumstances or its expectations. New factors emerge from time to time and it is not possible for the company to predict all such factors, nor can it assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward looking statement.

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